                                                       (Conformed copy as of
                                                              May 22, 1995)
















                             MIDLANTIC CORPORATION

                              SEVERANCE PAY POLICY






                          Adopted February 25, 1992;
                          Amended September 21, 1994
                                and May 22, 1995

                        MIDLANTIC CORPORATION
                         SEVERANCE PAY POLICY

                          TABLE OF CONTENTS




                                                         Page
                                                         ____

PURPOSE OF THE POLICY                                       3

DEFINITIONS                                               3-5

SEVERANCE PAY - ELIGIBILITY; JOB ELIMINATION;
AND DISCHARGE

     Eligibility                                            5
     Conditions of Non-Eligibility                          6
     Non-Eligibility Following Sale                         6
     Denial of Severance Pay                                6

AMOUNT OF SEVERANCE PAY

     Basic Severance Pay                                    7
     Supplemental Severance Pay                             7
     Calculation of Severance Pay
       for Part-Time Employees                              7
     Supplemental Severance Minimums                        8
     Maximum Severance Pay                                  8
     Timing of Severance Pay                                8
     Discontinuance of Severance Pay                        8
     Repayment of Severance Pay                             9
     Conditions of Re-employment                            9
     Employee Benefit Plan Coverage                         9
     Funding                                                9
     Administration                                         9
     No Right to Employment                                10
     Alienation of Benefits                                10
     Termination or Amendment                              11
     Exclusivity and Enforceability                        11
     Taxes                                                 11

























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          MIDLANTIC CORPORATION SEVERANCE PAY POLICY

1.   Purpose of the Policy
     _____________________

     As of the Effective Date, the Company hereby establishes a severance policy known as the Midlantic Corporation Severance Pay Policy as set forth in this document. The Policy has been adopted by the Company to provide Severance Pay to Employees whose employment with the Company terminates under the conditions provided for by this Policy.

     There shall be no duplication of Severance Pay under the Policy. This Policy supersedes all oral and written severance policies or plans of the Company except Exception Agreements. An Employee who receives severance benefits under an Exception Agreement shall not be entitled to Severance Pay hereunder unless the Committee determines otherwise with respect to such Employee.

2.   Definitions
     ___________

     The following terms when used herein shall have the following meanings unless a different meaning is plainly required by the context:

     a. "Base Salary" shall mean the amount an Employee is entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime, shift differential, or incentive compensation, payable by the Company as consideration for the Employee's services, as determined on the date immediately preceding Termination.

     b. "Board of Directors" shall mean the Board of Directors of Midlantic Corporation.

     c.  "Committee" shall mean the Midlantic Benefit Plans
         Committee.

     d. "Company" shall mean Midlantic Corporation or any member of the controlled group of corporations of which it is a part which, with the approval of the Board of Directors, adopts the Policy.

     e.  "Effective Date" shall mean February 25, 1992.

     f. "Employee" for purposes of the Policy shall mean any person who is employed by the Company on a full-time basis or a part-time basis. Employee does not include any person on Long Term Disability. If any individual is employed by more than one entity which is a Company, the Company is the employer which issues the individual's paychecks.













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

     g. "Exception Agreement" for purposes of the Policy shall mean a written severance arrangement or agreement executed by the Company with a specific Employee and/or a written post-employment agreement between the Company and a specific Employee which are identified by the Committee.

     h.  "Misconduct" shall mean:

         (i) fraud, misappropriation, embezzlement or criminal conduct;

         (ii) neglect of duties or responsibilities as an Employee;

         (iii)    insubordination; or

         (iv)     violation of the Company's policies and
                  procedures.

     I.  "Plan Year" shall mean the calendar year.

     j.  "Policy" shall mean this Midlantic Corporation
         Severance Policy as amended from time to time.

     k. "Reasonable Commuting Distance" for purposes of the Policy shall mean:

                Officers - the greater of 45 miles each
                way or the equivalent of the employee's
                current commute.

                Non-Officers - the greater of 25 miles
                each way or the equivalent of the
                employee's current commute.

         A Reasonable Commuting Distance must include the continued availability of public transportation if an employee is currently dependent upon public transportation to get to their job.

     l. "Reassignment" for purposes of the Policy shall mean placement in another job at the same or greater salary at the request of the Company. It does not include placement in another job at the request of the Employee.

     m. "Severance Pay" shall mean any lump sum payment or periodic payments made to an Employee solely on account of eligibility to receive such payment under this Policy. Severance Pay may, where applicable, include both Basic Severance Pay and Supplemental Severance Pay, as defined in paragraph 4(a) and (b).
     n. "Termination" for the purposes of the Policy shall mean the discontinuance of employment by an Employee with the Company for the reasons listed in paragraph












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         3(a).  For Employees on an approved unpaid leave of
         absence including a military or family leave, Termination for purposes of the Policy occurs only if and when the Employee seeks to return to active status upon expiration of the leave and is not reinstated for the reasons listed in paragraph
         3(a). Termination does not include voluntary resignation, death or retirement of an Employee; provided, however, that retirement, upon the occurrence of, and not prior to, an event described in paragraph 3(a) shall be deemed a Termination.
         For purposes of this Policy, the date of Termination shall mean the day prior to date that the Employee discontinues reporting for work or the date that the Employee is notified that he or she will not be reinstated from an approved unpaid leave.

     o. "Years of Completed Service" shall mean the period of service with the Company commencing on the Employee's most recent employment date and ending on the Employee's date of Termination, rounded to the
         nearest year.   Past service which has been bridged
         for retirement purposes under the Midlantic
         Retirement Plan will not be bridged for severance purposes.

     p.  "Management Committee Member" shall mean the Chief
         Executive Officer of the Company and such other officers designated from time to time by the Board of Directors to have overall responsibility at the Company for a line of business or support staff area. [Added September 21, 1994]

3.   Severance Pay - Eligibility; Job Elimination; and
     _________________________________________________
     Discharge
     _________

     a.  Eligibility

         Except as provided in paragraph 1, an Employee shall become eligible to receive the amount of Severance Pay set forth in paragraph 4(a) if the Employee meets any one of the following three conditions:

         (i)    Termination occurred because the
                Employee's job was eliminated for business reasons or because the business at which the Employee was working at the time of Termination or prior to an approved unpaid leave was shut down or moved to a new location by the Company and, in any such case, the Employee was not offered a Reassignment with the Company which is within a Reasonable Commuting Distance.

         (ii) Termination occurred because the business or function at which the Employee was working at the time of Termination or









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                prior to an approved unpaid leave was sold
                by the Company to another entity  (the
                "Buyer") or was transferred to another
                entity which is not a "Company" as defined in Paragraph 2.d. (a "Contract Party"), and in any such case, the Employee was not offered employment by the Buyer or the Contract Party. [Amended May 22, 1995]

         (iii) Termination occurred for any reason other than the reasons set forth in paragraph
                3(b).

     b.  Conditions of Non-Eligibility

         An Employee is not eligible to receive Severance
         Pay, if the reason for Termination was:

         (i) The Employee (x) declined a Reassignment with the Company which is within a Reasonable Commuting Distance or (y) declined employment with the Buyer or the Contract Party to which the business or function at which the Employee was working at the time of Termination was sold or transferred; or [Amended May 22, 1995]

         (ii) The Employee resigns from employment with the Company, including resignation either prior to or subsequent to the announcement of a business reorganization, closing or sale; or

         (iii)  The Employee dies prior to termination; or

         (iv)   The Employee was terminated for cause
                including, but not limited to, conduct
                constituting Misconduct and/or
                unsatisfactory job performance.

     c.  Non-Eligibility Following Sale

         No Employee shall be eligible to receive Severance
         Pay under this Policy following the sale to any Buyer of the business at which the Employee was working. Following such a sale, the Employee's entitlement to severance payments upon termination of employment with the Buyer shall be governed solely by the severance plan or policy, if any, of the Buyer.

     d.  Denial of Severance Pay

         Notwithstanding any other provision of the Policy to the contrary, an Employee may be denied Severance
         Pay, in whole or in part, for any reason which, in












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         the sole discretion of the Company, warrants the
         denial of Severance Pay.

4.   Amount of Severance Pay
     _______________________

     a.  Basic Severance Pay

         Each Employee with six full months of service who is determined to be eligible for Severance Pay shall receive Severance Pay in an amount equal to one week
         Base Salary.

     b.  Supplemental Severance Pay

         Each Employee who is determined to be eligible for Basic Severance Pay may also receive Supplemental Severance Pay upon signing an Agreement and Release to be provided by the Company in which among other things the Employee releases all claims, if any, relating to the Employee's employment with the Company including but not limited to all claims, if any, relating to the termination of that employment. Such Supplemental Severance Pay will be calculated pursuant to the following schedule:

             Years of Completed           Number of Weeks
                  Service                  of Base Salary
             __________________           _______________
                      1                          1
                      2                          3
                      3                          5
                      4                          7
                      5                          9
                      6                         11
                      7                         13
                      8                         15
                      9                         17
                     10                         19
                     11                         21
                     12                         23
                     13 or More                 25

         Employees who have less than 6 months of service, although not eligible for Basic Severance Pay, may receive 1 week of Supplemental Severance Pay in exchange for signing an Agreement and Release.

     c.  Calculation of Severance Pay for Part-Time Employees

         Part-time employees' weekly Base Salary will be based on the current calendar year-to-date hours employed as a part-time employee, divided by the number of weeks for which pay was received to determine the average number of hours worked per week. The average hours per week is multiplied by the current hourly rate of pay to determine weekly Base Salary. Prior to March 1 of the current year,










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         the calculation will be based on the prior calendar
         year data.

     d.  Supplemental Severance Minimums

         Officers and exempt non-officer employees with six full months of service receiving Supplemental Severance will be provided with minimum Supplemental Severance based on the schedule listed below unless their years of completed service would provide a greater benefit.

                                        Minimum Weeks
         Status                         of Base Salary
         ______                         ______________

         Exempt Non-Officer                   3 weeks
         Officer (excluding Management
         Committee Member)                   11 weeks
         Management Committee Member         51 weeks
         [Amended September 21, 1994]

     e.  Maximum Severance Pay

         Severance Pay under the Policy is subject to the following maximums notwithstanding anything in the Policy to the contrary. (1) If an Employee is a "disqualified individual" at the time of Termination, the "aggregate present value" of Severance Pay under the Policy and of payments to such Employee or for his/her benefit which are "parachute payments", shall in no event exceed 295% of his/her "base amount", within those terms' meanings under Section 280G of the Internal Revenue Code ("the Code"). No Severance Pay hereunder will be paid to the extent that such benefits (either alone or when aggregated with other benefits) paid to such Employee or for his/her benefit constitute "excess parachute payments" within the meaning of
         Section 280G of the Code. (2) No severance pay benefits hereunder will be paid to the extent such benefits are prohibited by law, regulation, or order or by any agreement between the Company and any regulatory agency having jurisdiction over the Company.

5.   Timing of Severance Pay
     _______________________

     Severance Pay benefits will be paid either in a lump sum payment or periodic payments to the Employee as determined by the Committee at its sole discretion.

6.   Discontinuance of Severance Pay
     _______________________________

     Any Severance Pay being paid on a periodic basis shall cease upon the death of the Employee receiving such Severance Pay. The Company reserves the right to discontinue any or all remaining severance payments in








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     the event that the terminated Employee is subsequently
     found to have engaged in Misconduct while employed by the Company.

7.   Repayment of Severance Pay
     __________________________

     The Company reserves the right to require repayment, in whole or in part, of Severance Pay in the event that the terminated Employee is subsequently found to have engaged in Misconduct while employed by the Company.

8.   Condition of Re-employment
     __________________________

     In the event the Employee is re-employed by the Company or is hired by the Buyer of the business at which the employee was working, any remaining severance payments will be discontinued. For those employees who received their severance pay in a lump sum payment, it may be necessary to repay a portion of their severance pay on a pro-rata basis upon rehire. Such rehires will need written approval of the Corporate Human Resources Department.

9.   Employee Benefit Plan Coverage
     ______________________________

     Except as provided in paragraph 1, the Severance Pay described in paragraph 4 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned benefits which may be owed to an Employee following termination including, but not limited to, accrued vacation pay, amounts or benefits payable under any bonus or other compensation plan, life insurance plan, health plan, disability plan or similar or successor plan.

     There will be no payment for unused personal days. There will be no payment for unused sick days. There will be no payment for unused compensatory time.

10.  Funding
     _______

     There shall be no special fund out of which payments shall be paid, nor shall Employees be required to make a contribution as a condition of receiving payments. Payments shall be made from the general funds of the Company from which the Employee receives his/her compensation.

11.  Administration
     ______________

     a. The Policy shall be administered by the Committee, as the named fiduciary of the Policy under Section 3(16)(A) of ERISA. The provisions of Part 4 of Title I of ERISA are incorporated by reference as part of the Policy to define and govern the actions of Midlantic and other fiduciaries hereunder.







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     b.  The Committee will have full power to administer the
         Policy in all of its details, subject to applicable requirements of law. For this purpose, the Committee powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Policy:

         (i)    To make and enforce such rules and
                regulations as it deems necessary or
                proper for the efficient administration of the Policy;

         (ii)   To interpret the Policy, its
                interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Policy;

         (iii)  To decide all questions concerning the
                Policy and the eligibility of any person to participate in the Policy;

         (iv)   To appoint such agents, counsel,
                accountants, consultants and other persons as may be required to assist in administering the Policy; and

         (v)    To allocate and delegate its
                responsibilities under the Policy and to designate other persons to carry out any of its responsibilities under the Policy.

     c. The Committee shall adopt such procedures and rules as it deems necessary or advisable to administer the Policy and comply with all ERISA requirements including without limitation providing a claims procedure to provide adequate notice to any person whose claim is denied setting forth the specific reasons for denial, written in a manner calculated to be understood by such person and offering a reasonable opportunity for full and fair review of such denial by the Committee. The Company shall bear all costs and expenses incurred in administering the Policy.

12.  No Right to Employment
     ______________________

     This Policy does not give any Employee the right to be employed by the Company. The Company expressly reserves the right to discharge any Employee for any reason not prohibited by law.

13.  Alienation of Benefits
     ______________________

     Except as otherwise provided by law and by contract governing any benefit offered under this Policy, no benefit under the Policy may be voluntarily or involuntarily assigned or alienated.









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14.  Termination or Amendment
     ________________________

     Although the Company (on the Effective Date) intends to maintain the Policy for an indefinite period, the Company or any of its controlled group of corporations, its subsidiaries or divisions, or its lines of business, reserves the right to amend any of the Policy terms or terminate the Policy at any time, for any reason. Any termination or partial termination of the Policy shall not adversely affect the payment of benefits to which Employees or their covered dependents were entitled under the terms of the Policy prior to the date of termination or partial termination.

15.  Exclusivity and Enforceability
     ______________________________

     The Policy is maintained for the exclusive benefit of Employees and their covered dependents. The rights conferred upon Employees and their covered dependents under this Policy, including such materials as may be incorporated herein by reference, shall be legally enforceable.

16.  Taxes
     _____

     The Company may withhold from any payment due under this Policy any taxes required to be withheld under applicable federal, state or local tax laws or regulations.





































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